As filed with the Securities and Exchange Commission on January 13, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SONICWALL, INC.
(Exact name of Registrant as specified in its charter)

CALIFORNIA	77-0270079

(State of incorporation)	(I.R.S. Employer Identification Number)
1143 Borregas Avenue
Sunnyvale, CA 94089
(Address, including zip code, of Registrant’s principal executive offices)

SONICWALL, INC. 1998 STOCK OPTION PLAN
(Full title of the plan)

Frederick M. Gonzalez
Vice President, General Counsel and
Corporate Secretary
SONICWALL, INC.
1143 Borregas Avenue
Sunnyvale, CA 94089
(408) 745-9600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Page Mailliard, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class	Amount	Offering	Aggregate	Amount of
of Securities to	to be	Price	Offering	Registration
be Registered	Registered (1)	Per Share	Price	Fee
Common Stock, without par value: Reserved for future issuance under the SonicWALL, Inc. 1998 Stock Option Plan, as amended	2,601,046 shares	$8.265(2)	$21,497,645.19	$2,300.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company’s Common Stock as reported on the Nasdaq National Market System on January 6, 2006, which was $8.265 per share.

SONICWALL, INC.
REGISTRATION STATEMENT ON FORM S-8
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):
(1)	SonicWALL, Inc.’s (the “Company” or the “Registrant”) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (as filed on March 21, 2005 and amended pursuant to the Forms 10-K/A filed on May 16, 2005 and June 2, 2005, respectively), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	The Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2004, filed on May 16, 2005 pursuant to Section 13 of the Exchange Act.

(3)	The Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2004, filed on May 16, 2005 pursuant to Section 13 of the Exchange Act.

(4)	The Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2004, filed on May 16, 2005 pursuant to Section 13 of the Exchange Act.

(5)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed on May 16, 2005 pursuant to Section 13 of the Exchange Act.

(6)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed on August 9, 2005 pursuant to Section 13 of the Exchange Act.

(7)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed on November 8, 2005 pursuant to Section 13 of the Exchange Act.

(8)	The Company’s Current Reports on Form 8-K, filed on January 25, 2005, February 14, 2005, February 15, 2005, March 25, 2005, May 2, 2005, May 25, 2005, June 10, 2005, July 8, 2005, July 25, 2005, August 2, 2005 and November 22, 2005 and on Form 8-K/A, filed on January 28, 2005, June 10, 2005 and June 29, 2005 pursuant to Section 13 of the Exchange Act. The Company specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 10, 2005, May 20, 2005, July 25, 2005 and October 24, 2005.

(9)	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s filing referred to in paragraph (1) above.

(10)	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A as filed pursuant to Section 12(g) of the Exchange Act on October 19, 1999.
     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.
     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.
     Article V of the Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law. Pursuant to the authority provided by its Amended and Restated Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protections.
     Article VI of the Registrant’s Bylaws provides (subject to certain limitations) for indemnification to the maximum extent permitted by the Corporations Code of California of agents of the Registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative and investigative actions and proceedings that arise by reason of the fact that any such persons are or were agents of the Registrant.
     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

10.1(1)	SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.2(2)	Form of Stock Option Agreement for issuance to non-executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.3(3)	Form of Stock Option Agreement for issuance to executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.4(4)	Form of Stock Option Agreement for issuance to non-employee directors under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

(1)	Incorporated by reference to Exhibit 10.1 filed with the Company’s registration statement on Form S-8 (File No. 333-125074) filed with the Commission on May 19, 2005.

(2)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(3)	Incorporated by reference to Exhibit 10.5 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(4)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 13, 2006.

SONICWALL, INC.
By:	/s/ Matthew Medeiros
Matthew Medeiros
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Medeiros and Frederick M. Gonzalez, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Medeiros Matthew Medeiros	President and Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2006
/s/ Robert Selvi	Chief Financial Officer (Principal	January 13, 2006
Robert Selvi	Financial Officer)
/s/ Robert Knauff Robert Knauff	Chief Accounting Officer (Principal Accounting Officer)	January 13, 2006
/s/ Charles D. Kissner Charles D. Kissner	Chairman of the Board	January 13, 2006
/s/ Charles Berger	Director	January 13, 2006
Charles Berger
/s/ David W. Garrison David W. Garrison	Director	January 13, 2006
/s/ John C. Shoemaker John C. Shoemaker	Director	January 13, 2006
/s/ Edward F. Thompson	Director	January 13, 2006
Edward F. Thompson
/s/ Cary Thompson Cary Thompson	Director	January 13, 2006
/s/ Keyur A. Patel Keyur A. Patel	Director	January 13, 2006

SONICWALL, INC.
INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

10.1(1)	SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.2(2)	Form of Stock Option Agreement for issuance to non-executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.3(3)	Form of Stock Option Agreement for issuance to executive officer employees under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

10.4(4)	Form of Stock Option Agreement for issuance to non-employee directors under the SonicWALL, Inc. 1998 Stock Option Plan, as amended.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

(1)	Incorporated by reference to Exhibit 10.1 filed with the Company’s registration statement on Form S-8 (File No. 333-125074) filed with the Commission on May 19, 2005.

(2)	Incorporated by reference to Exhibit 10.2 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(3)	Incorporated by reference to Exhibit 10.5 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.

(4)	Incorporated by reference to Exhibit 10.1 filed with the Company’s Form 10-Q filed with the Commission on November 9, 2004.